UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Under §240.14a-12

Catamaran Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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	(1)	Title of each class of securities to which transaction applies:
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The following document was made available to certain management employees of Catamaran Corporation on April 14, 2015 to guide discussions with employees:

Q and A_Catamaran and Optum_Volume 3

EMPLOYEE MATTERS:

Q.	How do the employee benefits at Optum compare to those offered at Catamaran? Will the employee contribution/costs for benefits increase?

A.	We expect that our benefits plans will change once we are integrated with Optum, however, at this stage in the integration process, benefit decisions have not yet been addressed. Optum and UnitedHealth Group offer a full suite of competitive health and wellness benefits for employees. We will communicate more information regarding specific benefit offerings as soon as details become available.

Q.	Will employees be able to retain telecommuter status at Optum?

A.	A sizable population of both UnitedHealth Group and Optum employees currently telecommute. However, at this stage in the integration process, specific decisions related to telecommuter status have not yet been addressed. We are committed to sharing details with employees as soon as they become available.

Q.	For clarification, why are only stock options and restricted stock units (RSUs) granted by Catamaran before January 1, 2014 fully vesting upon close of the transaction with Optum? Why does the timeframe go all the way back to 2014?

A:	The treatment of Catamaran stock options and RSUs upon a change in control is dictated by the terms and conditions of the grant agreement for the year in which the stock options and RSUs were granted and that the employee accepted in the Solium system. For grants made prior to January 1, 2014, the terms and conditions stipulated that the vesting of stock options and RSUs would accelerate upon change in control of the Company. In 2014, the Catamaran Board of Directors changed the terms and conditions for equity grants to better align with industry and shareholder best practices. For the 2014 and 2015 grants, the accelerated vesting of stock options and RSUs requires both a change in control and the employee being involuntarily terminated within 12 months after the change in control.

Q:	What defines an employee as “eligible” to receive severance pay in case of layoffs?

A:	In general, employees who are classified as either regular full-time employees or regular part-time employees of Catamaran are considered eligible.

People who would typically be considered ineligible to receive severance benefits would include:

•	Temporary employees

•	Independent contractors

•	An employee whose terms and conditions of employment are subject to a collective bargaining agreement (unless the collective bargaining agreement specifically provides for participation)

•	A U.S. citizen or U.S. resident alien performing services outside of the United States, unless approved by Catamaran.

Q.	Currently we outsource all of our pharmacy calls to Optum. Is Optum going to continue to support this volume of calls? Is this relationship going to still continue to be managed separately?

A:	Catamaran and OptumRx want to minimize disruption for all members and our goal is to make the transition as transparent and as simple as possible for our clients and their members.

OPTUM & OPTUMRx

Q.	Beyond the public website, when will we have an opportunity to understand the strategic direction and wide range of clinical and analytical products that Optum offers? It would be great to make educational materials currently available on the Optum Intranet to Catamaran employees.

A.	Access to internal information and systems at Optum will be available once we are fully integrated. We will provide additional information regarding Optum as we have it available.

Q.	How does OptumRx complete their URAC accreditations for PBM, Mail Service and Specialty? Do they use employees or consultants?

A.	OptumRx has URAC accreditation for a full suite of programs and services including PBM, Mail Service and Specialty. At this time, it is too early to address the specifics regarding the day-to-day management and organizational structure of Optum and what the newly combined company structure will look like.

Important Additional Information

This communication is being made in respect of the proposed transaction involving Catamaran Corporation (the “Company”). This communication does not constitute the solicitation of any vote or approval. The proposed transaction will be submitted to the shareholders of the Company for their consideration. In connection therewith, the Company intends to file relevant materials with the Securities and Exchange Commission (the “SEC”) and applicable Canadian securities regulatory authorities (collectively, the “Canadian Securities Commissions”), including a preliminary proxy circular and proxy statement and a definitive proxy circular and proxy statement. However, such documents are not currently available. The definitive proxy circular and proxy statement will be mailed to the shareholders of the Company. BEFORE MAKING ANY VOTING OR ANY INVESTMENT DECISION,

INVESTORS AND SHAREHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY CIRCULAR AND PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC AND CANADIAN SECURITIES COMMISSIONS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and shareholders may obtain free copies of the definitive proxy circular and proxy statement, any amendments or supplements thereto and other documents containing important information about the Company, once such documents are filed with the SEC, at the SEC’s Internet site at www.sec.gov and are also available electronically on the Canadian System for Electronic Document Analysis and Retrieval (“SEDAR”) at www.sedar.com. Copies of the documents filed with the SEC and SEDAR by the Company will be available free of charge on the Company’s website via the investor relations section of our website at www.catamaranrx.com under the heading “Investors.” Shareholders of the Company may also obtain a free copy of the definitive proxy circular and proxy statement and the filings with the SEC and SEDAR that will be incorporated by reference in the proxy circular and proxy statement by contacting the Company’s Investor Relations Contact, Tony Perkins, at (312) 261-7805.

The Company and certain of its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of the Company is set forth in its definitive proxy circular and proxy statement for its 2015 annual meeting of shareholders, which was filed with the SEC and the Canadian Securities Commissions on March 27, 2015, its annual report on Form 10-K for the fiscal year ended December 31, 2014, which was filed with the SEC and the Canadian Securities Commissions on March 2, 2015, and in subsequent documents filed with the SEC and SEDAR, each of which can be obtained free of charge from the sources indicated above. Other information regarding the participants in the proxy solicitation of the shareholders of the Company and a description of their direct and indirect interests, by share holdings or otherwise, will be contained in the preliminary proxy circular and proxy statement and the definitive proxy circular and proxy statement relating to the proposed transaction and other relevant materials to be filed with the SEC and the Canadian Securities Commissions when they become available.

Forward-Looking Statements

Certain statements included herein, including guidance and those that express management’s objectives and the strategies to achieve those objectives, as well as information with respect to the Company’s beliefs, plans, expectations, anticipations, estimates and intentions, constitute “forward-looking statements” within the meaning of applicable securities laws. Forward-looking statements are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management at this time, are inherently subject to significant business, economic and competitive uncertainties and contingencies. We caution that such forward-looking statements involve known and unknown risks, uncertainties and other risks that may cause our actual financial results, performance, or achievements to be materially different from our estimated future results, performance or achievements expressed or implied by those forward-looking statements. Numerous factors could cause actual results with respect to the proposed transaction to differ materially from those in the forward-looking statements, including, without limitation, risks or uncertainties associated with: the failure to obtain shareholder approval in a timely manner or otherwise; the risk that regulatory or other approvals required for the transaction are not obtained or are obtained subject to conditions that are not anticipated; the possibility that the proposed transactions will not close, including by any failure to satisfy closing conditions or a termination of the arrangement agreement; risks that the businesses of Catamaran and Optum will not be integrated successfully or that the combined companies will not realize estimated cost savings; failure to realize the anticipated cost savings, synergies and other benefits of the combined operations of Catamaran and Optum; unanticipated difficulties or expenditures relating to the proposed transaction; legal proceedings that may be instituted against Catamaran, Optum and others following announcement of the proposed transaction; disruptions of current plans and operations caused by the announcement and pendency of the proposed transaction; ability to hire and retain key personnel; the potential impact of announcement or consummation of the proposed transaction on relationships with third parties, including customers, employees and other business partners; and the ability to attract new customers and retain existing customers in the manner anticipated.

The foregoing list of factors is not exhaustive and is subject to change and there can be no assurance that such assumptions will reflect the actual outcome of such items or factors. Other factors that should be considered are discussed from time to time in Catamaran’s filings with the SEC, including the risks and uncertainties discussed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K and subsequent Form 10-Qs, which are available at www.sec.gov. Investors are cautioned not to put undue reliance on forward-looking statements. All subsequent written and oral forward-looking statements attributable to Catamaran or persons acting on our behalf are expressly qualified in their entirety by this notice. We disclaim any intent or obligation to update publicly these forward-looking statements, whether as a result of new information, future events or otherwise.

THE FORWARD-LOOKING INFORMATION CONTAINED IN THIS COMMUNICATION REPRESENTS THE COMPANY’S CURRENT EXPECTATIONS AND, ACCORDINGLY, IS SUBJECT TO CHANGE. HOWEVER, THE COMPANY EXPRESSLY DISCLAIMS ANY INTENTION OR OBLIGATION TO UPDATE OR REVISE ANY FORWARD-LOOKING INFORMATION, WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE, EXCEPT AS REQUIRED BY APPLICABLE LAW.